SECURITIES AND EXCHANGE COMMISSION

           Washington, D. C. 20549





                  FORM 8-K





               CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(d) OF THE

       SECURITIES EXCHANGE ACT OF 1934


Date of earliest event reported:  May 11, 1994





               FPL GROUP CAPITAL INC
(Exact name of registrant as specified in its charter)





 FLORIDA                    0-15607                 59-2576416
(State or other           (Commission            (I.R.S. Employer
jurisdiction               File Number)          Identification No.)
of incorporation)




           700 Universe Boulevard
          Juno Beach, Florida 33408
  (Address of principal executive offices)
                 (Zip Code)




               (407) 694-3509
(Registrant's telephone number, including area code)

ITEM 5.  Other Events

Attached hereto are:

   (1) Financial Statements of FPL Group, Inc. and its subsidiaries as they appeared in FPL Group, Inc.'s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1994.

         (a) Condensed Consolidated Statements of Income (unaudited) for the three months ended March 31, 1994 and 1993.

         (b) Condensed Consolidated Balance Sheets at March 31, 1994 (unaudited) and December 31, 1993.

         (c) Condensed Consolidated Statements of Cash Flows (unaudited) for the three months ended March 31, 1994 and 1993.

         (d) Notes to Condensed Consolidated Financial Statements
             (unaudited).

       PART I - FINANCIAL INFORMATION

Item 1.  Financial Statements

      FPL GROUP, INC. AND SUBSIDIARIES
 CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                 (Unaudited)



                                                                                     Three Months Ended
                                                                                          March 31,
                                                                                    1994             1993
                                                                                 (In thousands, except per
                                                                                       share amounts)
OPERATING REVENUES:
  Utility ....................................................................   $1,155,789      $1,103,536
  Non-utility ................................................................       23,111          28,840
    Total operating revenues .................................................    1,178,900       1,132,376

OPERATING EXPENSES:
  Utility operations:
    Fuel, purchased power and interchange ....................................      364,814         375,541
    Other operations and maintenance..........................................      269,752         262,386
  Non-utility operations .....................................................       20,231          24,454
  Depreciation and amortization ..............................................      166,995         142,732
  Taxes other than income taxes ..............................................      121,863         121,338
    Total operating expenses .................................................      943,655         926,451

OPERATING INCOME .............................................................      235,245         205,925

OTHER INCOME (DEDUCTIONS):
  Interest expense ...........................................................      (81,963)        (94,259)
  Allowance for funds used during construction ...............................       10,850          21,335
  Preferred stock dividend requirements of Florida Power & Light Company......       (9,930)        (11,277)
  Other - net ................................................................       (2,771)         12,118
    Total other deductions - net .............................................      (83,814)        (72,083)

INCOME BEFORE INCOME TAXES ...................................................      151,431         133,842

INCOME TAXES .................................................................       56,992          41,892

NET INCOME ...................................................................   $   94,439      $   91,950

Average number of common shares outstanding ..................................      179,327         183,779
Earnings per share of common stock ...........................................   $     0.53      $     0.50
Dividends per share of common stock ............................... ..........   $     0.62      $     0.61













This report should be read in conjunction with the Notes to Condensed Consolidated Financial Statements on Pages 5 through 7 herein and the Notes to Consolidated Financial Statements appearing in FPL Group, Inc.'s (FPL Group) 1993 Annual Report on Form 10-K (Form 10-K).

      FPL GROUP, INC. AND SUBSIDIARIES
    CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                                 March 31,
                                                                                   1994         December 31,
                                                                                (Unaudited)         1993
                                                                                   (Thousands of Dollars)
ASSETS
  PROPERTY, PLANT AND EQUIPMENT:
    Electric utility plant - at original cost,
      including nuclear fuel under capital lease ...........................    $15,231,509     $ 14,838,160
    Construction work in progress ..........................................        480,701          781,435
    Other ..................................................................        240,840          261,125
    Less accumulated depreciation and amortization .........................      5,760,442        5,591,265
      Total property, plant and equipment - net ............................     10,192,608       10,289,455

  INVESTMENTS ..............................................................      1,057,016          984,992

  CURRENT ASSETS:
    Cash and cash equivalents ..............................................         88,930          152,014
    Marketable securities - at market value (cost
      of $84,532 and $169,607, respectively) ...............................         82,947          171,988
    Receivables - net ......................................................        511,440          504,597
    Materials, supplies and fossil fuel stock - at average cost ............        311,168          329,599
    Other ..................................................................         87,027           93,159
      Total current assets .................................................      1,081,512        1,251,357

  OTHER ASSETS AND DEFERRED DEBITS:
    Unamortized debt reacquisition costs of FPL ............................        299,066          302,561
    Deferred litigation items of FPL .......................................        110,859          110,859
    Other ..................................................................        130,910          138,788
      Total other assets and deferred debits ...............................        540,835          552,208

TOTAL ASSETS ...............................................................    $12,871,971     $ 13,078,012


CAPITALIZATION AND LIABILITIES
  CAPITALIZATION:
    Common stock ...........................................................    $     1,905     $      1,901
    Other shareholders' equity .............................................      4,106,041        4,098,706
    Preferred stock of Florida Power & Light Company:
      Without sinking fund requirements ....................................        451,250          451,250
      With sinking fund requirements .......................................         95,500           97,000
    Long-term debt .........................................................      3,869,766        3,748,983
      Total capitalization .................................................      8,524,462        8,397,840

  CURRENT LIABILITIES:
    Commercial paper .......................................................        140,082          349,600
    Current maturities of long-term debt and preferred stock ...............        217,157          279,680
    Accounts payable .......................................................        250,172          323,282
    Customers' deposits ....................................................        220,897          216,140
    Accrued interest and taxes .............................................        228,102          204,086
    Other ..................................................................        402,101          465,829
      Total current liabilities ............................................      1,458,511        1,838,617

  OTHER LIABILITIES AND DEFERRED CREDITS
    Accumulated deferred income taxes ......................................      1,569,474        1,512,067
    Deferred regulatory credit - income taxes...............................        209,124          216,546
    Unamortized investment tax credits .....................................        318,565          323,791
    Capital lease obligations ..............................................        248,365          271,498
    Other ..................................................................        543,470          517,653
      Total other liabilities and deferred credits .........................      2,888,998        2,841,555

  COMMITMENTS AND CONTINGENCIES

TOTAL CAPITALIZATION AND LIABILITIES .......................................    $12,871,971     $ 13,078,012

This report should be read in conjunction with the Notes to Condensed Consolidated Financial Statements on Pages 5 through 7 herein and the Notes to Consolidated Financial Statements appearing in FPL Group's 1993 Form 10-K.

      FPL GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                 (Unaudited)


                                                                                     Three Months Ended
                                                                                          March 31,
                                                                                    1994             1993
                                                                                   (Thousands of Dollars)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income ................................................................    $   94,439       $  91,950
  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Depreciation and amortization .........................................       166,995         142,732
      Increase in deferred income taxes and related regulatory credit .......        49,985          51,787
      Deferrals under cost recovery clauses (1) .............................        16,094           1,201
      Other - net ...........................................................        13,684         (50,136)
    Net cash provided by operating activities ...............................       341,197         237,534

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures (2) ..................................................      (145,257)       (257,542)
  Other - net ...............................................................        30,362          10,237
    Net cash used in investing activities ...................................      (114,895)       (247,305)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of bonds and other long-term debt ................................        86,350         669,095
  Issuance of preferred stock of Florida Power & Light Company ..............             -          75,000
  Issuance of common stock ..................................................        16,689          78,626
  Decrease in commercial paper ..............................................       (49,518)              -
  Retirement of long-term debt and preferred stock ..........................      (198,880)       (560,182)
  Dividends on common stock .................................................      (111,125)       (112,442)
  Refinancing proceeds placed in trust ......................................       (46,479)              -
  Other - net ...............................................................        13,577          (9,136)
    Net cash (used in) provided by financing activities .....................      (289,386)        140,961

Net (decrease) increase in cash and cash equivalents ........................       (63,084)        131,190

Cash and cash equivalents at beginning of period ............................       152,014          78,156

Cash and cash equivalents at end of period ..................................    $   88,930       $ 209,346

Supplemental disclosures of cash flow information:
  Cash paid for interest (net of amount capitalized) ........................    $   90,803       $  98,207
  Cash paid for income taxes ................................................    $    4,800       $   1,777

Supplemental schedule of noncash investing and financing activities:
  Additions to capital lease obligations ....................................    $    4,775       $  10,532

(1)  Represents the effect on cash flows from operating activities of the net amounts deferred or recovered under the fuel and purchased power,  oil-backout, energy conservation, capacity and environmental cost recovery clauses.
(2)  Capital expenditures exclude allowance for equity funds used during construction.




This report should be read in conjunction with the Notes to Condensed Consolidated Financial Statements on Pages 5 through 7 herein and the Notes to Consolidated Financial Statements appearing in FPL Group's 1993 Form 10-K.

      FPL GROUP, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                 (Unaudited)


The accompanying condensed consolidated financial statements should be read in conjunction with FPL Group's 1993 Form 10-K and, in the opinion of FPL Group, all adjustments (consisting only of normal recurring accruals) necessary to present fairly the financial position as of March 31, 1994, the results of operations for the three months ended March 31, 1994 and 1993 and the cash flows for the three months ended March 31, 1994 and 1993 have been made. Certain amounts included in the prior year's condensed consolidated financial statements have been reclassified to conform to the current year's presentation. The results of operations for an interim period may not give a true indication of results for the year.

1.  Employee Stock Ownership Plan (ESOP)

Substantially all employees of FPL Group and its subsidiaries are covered by employee thrift plans with matching contribution provisions which are satisfied for the most part through a leveraged ESOP. The ESOP was established in 1990 when the Trust for the Thrift Plans (Trust) borrowed $360 million from FPL Group Capital Inc (FPL Group Capital) to purchase approximately 12 million shares of FPL Group common stock. Dividends paid on the shares held by the Trust, along with employer contributions, are used to repay the loan.

In 1994, FPL Group adopted AICPA Statement of Position (SOP) 93-6, "Employers' Accounting for Employee Stock Ownership Plans." Under the new accounting rules, shares held by the Trust but not yet allocated to employee accounts are no longer considered outstanding for earnings per share purposes. Accordingly, unallocated shares have been and will continue to be excluded from average shares outstanding for 1994. At
March 31, 1994, approximately 11 million shares were unallocated. In accordance with SOP 93-6 guidelines, prior period financial statements were not restated. Additionally, compensation expense is now measured at the fair market value of shares allocated to employee accounts during the period. Interest expense is included in FPL Group's consolidated financial statements, and interest income on the ESOP loan is eliminated in consolidation. Dividends on shares held by the Trust are shown as a reduction of debt or accrued interest payable, as applicable. The net effect of adopting SOP 93-6 was to reduce net income for the quarter by approximately $5 million and increase earnings per share by $0.01.

Unearned compensation included as a reduction of shareholders' equity at March 31, 1994 was $311 million, representing 11 million unallocated shares at the original issue price of $29 per share. The fair value of the unearned compensation account using the closing price of FPL Group stock as reported on the Consolidated Tape for New York Stock Exchange listed companies as of March 31, 1994 was $356 million.

2.  Capitalization

Preferred Stock - The 1994 sinking fund requirements for the 6.84% Preferred Stock, Series Q, $100 Par Value were met by redeeming and retiring, in April 1994, 30,000 shares. There are no sinking fund requirements for the remainder of 1994.

Long-Term Debt - In January 1994, FPL Group Capital redeemed $150 million of its 8 7/8% Debentures using proceeds from an advance from FPL Group and internally generated funds. In March 1994, Florida Power & Light Company (FPL) sold a total of $86.35 million principal amount of Pollution Control Revenue Refunding Bonds, maturing in September 2024, at variable interest rates ranging from 2.10% to 2.75%. The proceeds were or will be used to redeem and retire in March and May 1994 a total of approximately $86.35 million principal amount of Pollution Control Revenue Bonds, maturing in 2007 through 2019 at interest rates ranging from 5.90% to 11 3/8%.

At March 31, 1994, $160 million of commercial paper has been included in long-term debt pursuant to financing agreements which allow FPL to refinance these amounts for periods extending beyond March 31, 1995.

3.  Commitments and Contingencies

Commitments - FPL has made commitments in connection with a portion of its projected capital expenditures. Capital expenditures for the construction or acquisition of additional facilities and equipment to meet customer demand are estimated to be $3.7 billion, including allowance for funds used during construction (AFUDC), for the years 1994 through 1998.

FPL Group Capital has committed to invest approximately $9 million in, and lend approximately $2 million to, partnerships and joint ventures entered into through ESI Energy, Inc. (ESI), all of which are expected to be funded in 1994. Additionally, FPL Group Capital and its subsidiaries, primarily ESI, have guaranteed up to approximately $89 million of lease obligations, debt service payments and other payments subject to certain contingencies.

FPL Group, through a consolidated limited partnership, has entered into forward commitments at March 31, 1994 to purchase $37 million of mortgage-backed securities on various dates in April 1994 at specified prices. Additionally, the partnership had entered into forward commitments to sell short $150 million of U.S. Treasury Notes on various dates in April 1994 at specified prices. At March 31, 1994, the amounts committed approximately equal the market value of the related securities.

Insurance - Liability for accidents at nuclear power plants is governed by the Price-Anderson Act, which limits the liability of nuclear reactor owners to the amount of the insurance available from private sources and under an industry retrospective payment plan. In accordance with this Act, FPL maintains $200 million of private liability insurance, which is the maximum obtainable, and participates in a secondary financial protection system under which it is subject to retrospective assessments of up to $317 million per incident at any nuclear utility reactor in the United States, payable at a rate not to exceed $40 million per incident per year.

FPL participates in insurance pools and other arrangements that provide $2.75 billion of limited insurance coverage for property damage, decontamination and premature decommissioning risks at its nuclear plants. The proceeds from such insurance, however, must first be used for reactor stabilization and site decontamination before they can be used for plant repair. FPL also participates in an insurance program that provides limited coverage for replacement power costs if a plant is out of service because of an accident. In the event of an accident at one of FPL's or another participating insured's nuclear plants, FPL could be assessed up to $58 million in retrospective premiums, and in the event of a subsequent accident at such nuclear plants during the policy period, the maximum aggregate assessment is $72 million under the programs in effect at March 31, 1994. This contingent liability would be partially offset by a portion of FPL's storm and property insurance reserve (storm fund), which totaled $86 million at that date.

In the event of a catastrophic loss at one of FPL's nuclear plants, the amount of insurance available may not be adequate to cover property damage and other expenses incurred. Uninsured losses, to the extent not recovered through rates, would be borne by FPL and could have a material adverse effect on FPL Group's and FPL's financial condition.

In 1993, FPL replaced its transmission and distribution (T&D) property insurance coverage with a self-insurance program due to the high cost and limited coverage available from third-party insurers. Costs incurred under the self-insurance program will be charged against FPL's storm fund. Recovery of any losses in excess of the storm fund from ratepayers will require the approval of the Florida Public Service Commission (FPSC). FPL's available lines of credit include $300 million to provide additional liquidity in the event of a T&D property loss.

Contracts - FPL has take-or-pay contracts with the Jacksonville Electric Authority (JEA) for 374 megawatts (mw) of power through 2023 and with the subsidiaries of the Southern Company to purchase 1,406 mw of power through May 1994, and declining amounts thereafter through mid-2010. FPL also has various firm pay-for-performance contracts to purchase 1,031 mw from certain cogenerators and small power producers (qualifying facilities) with expiration dates ranging from 2002 through 2026. These contracts provide for capacity and energy payments. Capacity payments for the pay-for-performance contracts are subject to the qualifying facilities meeting certain contract obligations. Energy payments are based on the actual power taken under these contracts.

The required capacity payments through 1998 under these contracts are estimated to be as follows:

                                                               1994      1995      1996      1997      1998
                                                                           (Millions of Dollars)
JEA ....................................................      $  80     $  80     $  80     $  80     $ 80
Southern Companies .....................................        200       150       140       140      140
Qualifying Facilities ..................................        140       160       310       340      350
/TABLE

FPL's capacity and energy charges under these contracts were as follows:

                                                                         Three Months Ended March 31,
                                                                     1994 Charges           1993 Charges
                                                                 Capacity   Energy(1)   Capacity   Energy(1)
                                                                            (Millions of Dollars)
JEA ....................................................          $21(2)       $10        $21(2)      $13
Southern Companies .....................................           57(3)        33         78(3)       56
Qualifying Facilities ..................................           29(3)        15         14(3)        9

(1)  Recovered through the fuel and purchased power cost recovery clause.
(2)  Recovered through base rates and the capacity cost recovery clause (capacity clause).
(3)  Recovered through the capacity clause.

FPL has take-or-pay contracts for the supply and transportation of natural gas under which it is required to make payments estimated to be $270 million for 1994, $370 million for 1995 and $390 million for each of the years 1996, 1997 and 1998. Total payments made under these contracts for the three months ended March 31, 1994 and 1993 were $46 million and $51 million, respectively.

Litigation - Union Carbide Corporation sued FPL and Florida Power
Corporation alleging that, through a territorial agreement approved by the FPSC, they conspired to eliminate competition in violation of federal antitrust laws. Praxair, Inc., an entity that was formerly a unit of Union Carbide, has been substituted as the plaintiff. The suit seeks treble damages in an unspecified amount based on alleged higher prices paid for electricity and product sales lost. Cross motions for summary judgement were denied.
Both parties are appealing the denials.

A suit brought by the partners in a cogeneration project located in Dade County, Florida, alleges that FPL Group, FPL and ESI have engaged in anti-competitive conduct intended to eliminate competition from cogenerators generally, and from their facility in particular, in violation of federal antitrust laws and have wrongfully interfered with the cogeneration project's contractual relationship with Metropolitan Dade County. The suit seeks damages in excess of $100 million, before trebling under antitrust law, plus other unspecified compensatory and punitive damages. A motion for summary judgment by FPL Group, FPL and ESI has been denied. FPL
Group, FPL and ESI are appealing the denial.

A former cable installation contractor for Telesat Cablevision, Inc. (an indirect subsidiary of FPL Group) has sued FPL Group, FPL Group Capital and Telesat for breach of contract, fraud and violation of racketeering statutes. The suit seeks compensatory damages in excess of $24 million, treble damages under racketeering activity statutes, punitive damages and attorneys' fees, as well as the revocation of Telesat's corporate charter and cable television franchises.

FPL Group believes that it and its subsidiaries have meritorious defenses to all of the litigation described above and is vigorously defending these suits. Accordingly, the liabilities, if any, arising from this litigation are not anticipated to have a material adverse effect on FPL Group's financial statements.

                 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                    FPL GROUP CAPITAL INC
                                       (Registrant)





Date:  May 10, 1994                  PAUL J. EVANSON
                                     Paul J. Evanson
                          Vice President and Chief Financial Officer